UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware 001-31456 06-0984624

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification No.)

20 West Avenue, Darien, Connecticut 06820

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 202-8900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of stockholders of Genesee & Wyoming Inc. (the "Company") was held on May 22, 2013. The stockholders considered two proposals, each of which is described in more detail in the Company's proxy statement, dated April 10, 2013, for its 2013 annual meeting of stockholders (the "Proxy Statement"). As set forth in the Proxy Statement, there were 51,522,496 shares of Class A common stock and 1,720,839 shares of Class B common stock outstanding as of the close of business on the record date. A total of 49,109,397 shares of Class A common stock, or 95.3%, were present in person or by proxy at the annual meeting. A total of 1,720,739 shares of Class B common stock, or 99.9%, were present in person or by proxy at the meeting. The holders of the Company's Class A common stock are entitled to one vote for each share of Class A common stock held and the holders of the Company's Class B common stock are entitled to ten votes for each share of Class B common stock held. The final voting results for each matter submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1: Election of Directors. The stockholders voted to elect the following individuals as Class I directors of the Company, each for a three-year term expiring in 2016, or until their successors have been duly elected and qualified, except for Mr. Ledford who was elected as a Class II director of the Company for a one-year term expiring in 2014:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard H. Bott	63,054,073	516,130	2,746,584
Øivind Lorentzen III	60,102,550	3,467,653	2,746,584
Philip J. Ringo	62,326,130	1,244,073	2,746,584
Mark A. Scudder	59,231,039	4,339,164	2,746,584
Gregory S. Ledford	61,276,624	2,293,579	2,746,584

Directors whose terms of office continued after the annual meeting are: Mortimer B. Fuller III, John C. Hellmann, Richard H. Allert, Robert M. Melzer, Michael Norkus and Ann N. Reese.

Proposal 2: Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm. The selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified as follows:

Votes For	Votes Against	Abstentions
65,315,861	976,960	23,966

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2013

GENESEE & WYOMING INC.

By: /s/ Allison M. Fergus

Name: Allison M. Fergus

Title: General Counsel and Secretary